Exhibit 99.1

Twenty One Expects to Add 5,800 Bitcoin Before Planned Listing, Increasing Holdings to At Least 43,500 BTC

Since April launch, planned contributions from Tether and institutional investors are anticipated to add $680M1 in new Bitcoin, strengthening capital structure and boosting investor exposure.

AUSTIN, Texas - Twenty One Capital, Inc. (“Twenty One” or “the Company”), the first-ever Bitcoin-native company that expects to be publicly listed at the closing of its previously announced business combination, today announced that it expects to receive approximately 5,800 additional Bitcoin from Tether, ahead of Twenty One’s planned public listing. This brings Twenty One’s total holdings at closing to over 43,500 Bitcoin.

These figures will make Twenty One the third-largest corporate Bitcoin treasury in the world, with its Bitcoin holdings acquired at a blended average cost of $ $87,280.37 per Bitcoin. Upon Twenty One’s listing at closing of the business combination with CEP, each share of Twenty One is expected to represent approximately 12,559 sats/share.2

Twenty One will introduce a performance metric based on Bitcoin Per Share (BPS), a transparent metric that reflects the amount of Bitcoin Twenty One holds, that each fully-diluted share of the Company represents. Unlike traditional earnings-per-share models, BPS allows investors to track Bitcoin-denominated performance directly. The Company is built to give shareholders exposure to Bitcoin without the legacy liabilities or dilution risks that can come with operating businesses outside of the Bitcoin ecosystem.

“We believe Bitcoin deserves a public company worthy of its ethos. With the partners, capital, team, and structure we’ve assembled, we feel like we can do anything, and we’re just getting started. Twenty One is a new kind of public company: built on Bitcoin, backed with proof, and driven by a vision to reshape the global financial system. We’re not here to beat the existing system, we’re here to build a new one.” said Jack Mallers, Co-Founder and CEO of Twenty One.

Following the closing of the business combination, Twenty One will hold the Bitcoin held on-balance-sheet as part of the Company’s long-term treasury strategy. All of Twenty One’s Bitcoin will be custodied transparently and verifiably on-chain, with real time Proof of Reserves available at xxi.mempool.space.

“Bitcoin represents more than just a financial asset, it’s a foundational protocol for freedom, transparency, and resilience,” said Paolo Ardoino, CEO of Tether. “Twenty One captures that ethos in corporate form. By anchoring its model entirely to Bitcoin, it breaks from legacy financial conventions and points toward a future where value is truly sovereign. This is the kind of vision we’re proud to support.”

As noted in the April announcement of the business combination between Twenty One and Cantor Equity Partners, Inc. (“CEP”) (Nasdaq: CEP), a special-purpose acquisition company (SPAC) sponsored by an affiliate of Cantor Fitzgerald, at closing, Twenty One will be majority-owned by Tether and Bitfinex, with a significant minority stake held by SoftBank Group Corp. (“SoftBank Group”). The remainder of the equity will be held by PIPE investors, public shareholders of CEP and Cantor Fitzgerald, CEP’s sponsor.

[1]	Calculated using Bitcoin spot price (CME CF Bitcoin Reference Rate - New York Variant) as of July 28, 2025 of $117,969.55.
[2]	Assumes no redemptions of CEP shareholders in connection with the closing of the business combination.

Twenty One has made a confidential submission of a draft registration statement on Form S-4 with the U.S. Securities and Exchange Commission (“SEC”). Twenty One will seek to trade under the ticker symbol “XXI” upon the closing of the business combination. The completion of the business combination is subject to customary closing conditions, including the approval of CEP’s shareholders.

The 5,800 additional Bitcoin relates to Tether’s previously disclosed purchase of 1,381 Bitcoin pursuant to subscription agreements dated June 19, 2025 between the Company, CEP and certain investors and Tether’s pre-existing obligation to purchase 4,422 Bitcoin pursuant to the terms of the business combination agreement with CEP.

About Twenty One Capital, Inc.

At closing, Twenty One will be a newly formed operating company focused exclusively on Bitcoin-related business lines that, among other things, offer shareholders a differentiated opportunity to gain exposure to Bitcoin through the equity markets. With a Bitcoin-native operating structure and a strategy designed to deliver long-term value, Twenty One intends to become a leading vehicle for capital-efficient Bitcoin accumulation and related business development.

About Cantor Equity Partners, Inc.

Cantor Equity Partners, Inc. (Nasdaq: CEP) is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses or entities. CEP is led by Chairman and Chief Executive Officer Brandon Lutnick and sponsored by an affiliate of Cantor Fitzgerald.

About Cantor Fitzgerald, L.P.

Cantor Fitzgerald, with more than 14,000 employees, is a leading global financial services and real estate services holding company and a proven and resilient leader for more than 79 years. Its diverse group of global companies provides a wide range of products and services, including investment banking, asset and investment management, capital markets, prime services, research, digital assets, data, financial and commodities brokerage, trade execution, clearing, settlement, advisory, financial technology, custodial, commercial real estate advisory and servicing, and more.

About Tether

Tether is a pioneer in the field of stablecoin technology, driven by an aim to revolutionize the global financial landscape. With a mission to provide accessible and efficient financial, communication, artificial intelligence, and energy infrastructure, Tether enables greater financial inclusion, and communication resilience, fosters economic growth, and empowers individuals and businesses alike.

As the creator of the largest, most transparent, and liquid stablecoin in the industry, Tether is dedicated to building sustainable and resilient infrastructure for the benefit of underserved communities. By leveraging cutting-edge blockchain and peer-to-peer technology, it is committed to bridging the gap between traditional financial systems and the potential of decentralized finance.

Additional Information and Where to Find It

Twenty One and Twenty One Assets, LLC intend to publicly file with the SEC a Registration Statement, which will include a preliminary proxy statement of CEP and a prospectus (the “Proxy Statement/Prospectus”) in connection with the proposed business combination between CEP and Twenty One (the “Business Combination”) and certain convertible senior secured notes offering and common equity PIPE financings (the “PIPE Offerings” and, together with the Business Combination, the “Proposed Transactions”). The definitive proxy statement and other relevant documents will be mailed to shareholders of CEP as of a record date to be established for voting on the Business Combination and other matters as described in the Proxy Statement/Prospectus. CEP and/or Twenty One will also file other documents regarding the Proposed Transactions with the SEC. This press release does not contain all of the information that should be considered concerning the Proposed Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF CEP AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH CEP’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT CEP, TWENTY ONE, TWENTY ONE ASSETS, LLC AND THE PROPOSED TRANSACTIONS. Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or that will be filed with the SEC by CEP and Twenty One, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Cantor Equity Partners, Inc., 110 East 59th Street, New York, NY 10022; e-mail: CantorEquityPartners@cantor.com, or upon written request to Twenty One Capital, Inc., via email at info@xxi.money, respectively.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE PROPOSED TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PRESS RELEASE. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The convertible notes of Twenty One and the CEP Class A ordinary shares to be issued in the PIPE Offerings have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Participants in the Solicitation

CEP, Twenty One, Twenty One Assets, LLC and their respective directors, executive officers, certain of their shareholders and other members of management and employees may be deemed under SEC rules to be participants in the solicitation of proxies from CEP’s shareholders in connection with the Proposed Transactions. A list of the names of such persons, and information regarding their interests in the Proposed Transactions and their ownership of CEP’s securities are, or will be, contained in CEP’s filings with the SEC, including CEP’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 28, 2025. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of CEP’s shareholders in connection with the Proposed Transactions, including the names and interests of the directors and executive officers of CEP, Twenty One and Twenty One Assets, LLC will be set forth in the Registration Statement and Proxy Statement/Prospectus, which is expected to be filed with the SEC. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

The information contained in this press release is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of CEP, Twenty One or Twenty One Assets, LLC, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the Proposed Transactions involving CEP, Twenty One and Twenty One Assets, LLC, including expectations, intentions, plans, prospects regarding CEP, Twenty One, Twenty One Assets, LLC and the Proposed Transactions, including Twenty One’s BPS and long-term treasury strategy, ability to give its shareholders exposure to Bitcoin, the custody and proof-of-reserves of Twenty One’s Bitcoin holdings and statements regarding the anticipated timing of the completion of the Proposed Transactions, and the satisfaction of closing conditions to the Proposed Transactions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: the risk that the Proposed Transactions may not be completed in a timely manner or at all, which may adversely affect the price of CEP’s securities; the risk that the Proposed Transactions may not be completed by CEP’s business combination deadline; the failure by the parties to satisfy the conditions to the consummation of the Business Combination, including the approval of CEP’s shareholders, or any of the PIPE Offerings; failure to realize the anticipated benefits of the Proposed Transactions; the level of redemptions of CEP’s public shareholders which may reduce the public float of, reduce the liquidity of the trading market of, and/or maintain the quotation, listing, or trading of the CEP Class A ordinary shares or the shares of Twenty One’s Class A Stock; the lack of a third-party fairness opinion in determining whether or not to pursue the Business Combination; the failure of Twenty One to obtain or maintain the listing of its securities on any securities exchange after closing of the Proposed Transactions; costs related to the Proposed Transactions and as a result of becoming a public company; changes in business, market, financial, political and regulatory conditions; risks relating to Twenty One’s anticipated operations and business, including the highly volatile nature of the price of Bitcoin; the risk that Twenty One’s stock price will be highly correlated to the price of Bitcoin and the price of Bitcoin may decrease between the signing of the definitive documents for the Proposed Transactions and the closing of the Proposed Transactions or at any time after the closing of the Proposed Transactions; risks related to increased competition in the industries in which Twenty One will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding Bitcoin; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; risks that after consummation of the Proposed Transactions, Twenty One experiences difficulties managing its growth and expanding operations; the risks that growing Twenty One’s learning programs and educational content could be difficult; challenges in implementing Twenty One’s business plan including Bitcoin-related financial and advisory services, due to operational challenges, significant competition and regulation; the outcome of any potential legal proceedings that may be instituted against CEP, Twenty One, Twenty One Assets, LLC or others following announcement of the Proposed Transactions, and those risk factors discussed in documents that CEP, Twenty One and/or Twenty One Assets, LLC filed, or that will be filed, with the SEC.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the final prospectus of CEP, dated as of August 12, 2024 and filed by CEP with the SEC on August 13, 2024, CEP’s Quarterly Reports on Form 10-Q, CEP’s Annual Report on Form 10-K and the Registration Statement that will be filed by Twenty One and Twenty One Assets, LLC and the Proxy Statement/Prospectus contained therein, and other documents filed by CEP, Twenty One Assets, LLC and Twenty One from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that neither CEP, Twenty One Assets, LLC nor Twenty One presently know or that CEP, Twenty One and Twenty One Assets, LLC currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and each of CEP, Twenty One and Twenty One Assets, LLC assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither CEP, Twenty One nor Twenty One Assets, LLC gives any assurance that either CEP, Twenty One or Twenty One Assets, LLC will achieve its expectations. The inclusion of any statement in this press release does not constitute an admission by CEP, Twenty One or Twenty One Assets, LLC or any other person that the events or circumstances described in such statement are material.

MEDIA CONTACTS

Twenty One

press@xxi.money

Tether

press@tether.to